UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 4, 2012

INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD.

(Exact name of registrant as specified in charter)

Nevada	000-26309	98-0200471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4235 Commerce Street, Little River, South Carolina	29566
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (843) 390-2500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 .    Other Events.

On December 4, 2012, Integrated Environmental Technologies, Ltd., and its wholly owned subsidiary I.E.T., Inc. (collectively referred to herein as the “Company”), E. Wayne Kinsey III, a member of the Company’s Board of Directors, and William E. Prince, the Company’s former President and Chief Executive Officer, entered into a Settlement and Release Agreement (the “Settlement Agreement”) related to the civil complaint filed on September 23, 2011, and amended on February 10, 2012, by Mr. Prince against the Company and Mr. Kinsey in the Court of Common Pleas, County of Horry, State of South Carolina.  In his complaint, Mr. Prince alleged, among other things, breach of contract and fraudulent inducement by the Company against him with regard to his employment agreement and the termination of his employment.  Mr. Prince claimed that he is owed additional compensation under his terminated employment agreement, and sought the recovery of such compensation as well as attorney’s fees and punitive damages.

As part of the settlement, the Company paid $5,000 to Mr. Prince.  In addition, the Company, Mr. Kinsey and Mr. Prince agreed to unconditional mutual releases regarding, among other things, all of the claims made by Mr. Prince in the civil complaint, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ENVIRONMENTAL
TECHNOLOGIES, LTD.

December 5, 2012	By:	/s/ David R. LaVance
David R. LaVance
President and Chief Executive Officer